UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 29, 2010

XTRA-GOLD RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-139037	91-1956240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

360 Bay Street, Suite 301, Toronto, Ontario, Canada	M5H 2V6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(416) 366-4227

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities.

XTRA-GOLD RESOURCES CORP. (the ‘Company’) – ‘XTGR’ (OTCBB-NASD) is pleased to announce that the Company has closed a Regulation S private placement (‘Private Placement’), as previously announced in a news release dated November 16, 2009, for gross proceeds of US$1,544,000. The Private Placement was completed in tranches. The Company issued 1,544,000 units at a price of US$1.00 per share comprised of one share in the common stock of the Corporation (a ‘Share’) and half a common stock purchase warrant (a ‘Warrant’). The Company issued Units aggregating 1,544,000 Shares and 772,000 Warrants.  Each full Warrant entitles the holder to acquire one Share at a price of US$1.50 per Share.  The Warrants are exercisable for a period of 18 months from the date of each tranche closing.

The information in this item 3.02 of this Current Report on Form 8-K,  shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   April 29, 2010

XTRA-GOLD RESOURCES CORP.

(Registrant)

/s/

James Longshore

By:

James Longshore,

President